Exhibit 99.2

Investors:

Lisa Ciota: 630-824-1907

Media:

Steve Carlson: 630-824-1783

SUNCOKE ENERGY PARTNERS, L.P. PROVIDES PERSPECTIVE ON RECENT NEWS

Lisle, Ill. (June 16, 2015) – SunCoke Energy Partners, L.P. (NYSE: SXCP) issued the following statement regarding recent news about Haverhill Chemicals LLC:

“SunCoke Energy Partners continues to produce and provide its customers with coke. The recent announcement by Haverhill Chemicals LLC to shut down its adjacent facility does not impact our ability to continue producing coke. We have a good relationship with Haverhill Chemicals and expect to work cooperatively with them on contingency plans. Our preliminary estimate for the net impact to 2015 Adjusted EBITDA is approximately $6 million inclusive of lost revenue and initial projections of incremental operating costs. We anticipate this will have no impact on SunCoke Energy Partners’ quarterly cash distribution outlook.”

UPCOMING EVENTS

We plan to host an investor conference call tomorrow, Wednesday, June 17, 2015 at 11:00 am Eastern Time (10:00 a.m. Central Time). This conference call will be webcast live and archived for replay on the Investor Relations section of www.sxcpartners.com. Participants can listen in by dialing 1 (888) 771-4371 (domestic) or 1 (847) 585-4405 (international) and referencing confirmation 40029679. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

In addition, we plan to participate in the following conference:

•	Credit Suisse MLP and Energy Logistics Conference, June 24, 2015 in New York City

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term take-or-pay coke contracts that pass through commodity and certain operating costs. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal each year and are strategically located to reach key U.S. ports in the Gulf Coast, East Coast and Great Lakes. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.sxcpartners.com.

SXCP Press Release

June 16, 2015

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization. Prior to the expiration of our nonconventional fuel tax credits in 2013, Adjusted EBITDA included an add-back of sales discounts related to the sharing of these credits with our customers. Any adjustments to these amounts subsequent to 2013 have been included in Adjusted EBITDA. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under generally accepted auditing principles (“GAAP”) and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Partnership’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP Press Release

June 16, 2015

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.sxcpartners.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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